FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	Matt Beasley
	(405) 553-6984	(405) 558-4600

Enable Midstream announces leadership changes

•	Lynn Bourdon resigns as CEO from Enable Midstream

•	Pete Delaney appointed interim CEO

•	Scott Prochazka named chairman of the board

•	Board retains search firm for permanent CEO

OKLAHOMA CITY (June 1, 2015) - Enable Midstream Partners, LP (NYSE: ENBL) today announced that Lynn Bourdon has submitted his resignation from the company and has stepped down from his positions as president and chief executive officer (CEO) of Enable GP. The board of directors of Enable Midstream’s general partner, Enable GP, LLC, named Scott Prochazka as chairman of Enable GP's board and appointed board member Pete Delaney as interim president and CEO, effective immediately.

"Lynn played a critical role in positioning the company for the IPO and in creating a solid platform for future growth,” said Prochazka, president and CEO of CenterPoint Energy (NYSE: CNP). “We appreciate his efforts and look forward to building on this past success and capturing Enable’s significant growth opportunities. The board of directors will be focused on finding an experienced leader who can continue with Enable’s stated strategy, including extending our position into new basins and expanding our services down the value chain to drive growth. Pete Delaney has a deep understanding of our business, our customers and has a proven track record in creating value for investors. The board believes Pete is well-suited to move Enable forward while the board conducts its search.”

Delaney, 61, is currently chairman of the board of OGE Energy Corp. (NYSE: OGE). His experience in the energy industry includes having served as CEO of OGE Energy since 2007 and as CEO of OGE Energy’s natural gas midstream business that ultimately was contributed to Enable Midstream. In connection with Delaney’s appointment as interim president and CEO of Enable GP, and as reported earlier today, he ceased serving as CEO of OGE Energy.

“Enable has great assets, a strong financial position, and great people led by a seasoned leadership team,” said Delaney. “I look forward to working with them to accelerate distribution growth and realize the value proposition we envisioned when we formed Enable.”

According to Bourdon, “It has been rewarding to be a part of taking Enable public and setting its strategic direction. I will always have a part of Enable with me and can’t thank the employees enough for their hard work and dedication. I wish Enable continued success.”

A special committee of the board will conduct the search for a permanent CEO of Enable Midstream with the assistance of leading executive search firm Russell Reynolds.

ABOUT ENABLE MIDSTREAM PARTNERS

Enable Midstream Partners is a publicly-traded master limited partnership. The partnership owns, operates and develops strategically located natural gas and crude oil infrastructure assets. The partnership's assets include approximately 11,900 miles of gathering pipelines, 13 major processing plants with approximately 2.3 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which the partnership owns 49.90 percent), approximately 2,300 miles of intrastate pipelines and eight storage facilities comprising 87.5 cubic feet of storage capacity. For more information visit EnableMidstream.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, regarding the partnership’s strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the partnership’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The partnership assumes no obligation to and does not intend to update any forward-looking statements included herein. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our SEC filings. The partnership cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets. These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” in our SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the partnership’s actual results and plans could differ materially from those expressed in any forward-looking statements.
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